Exhibit 23.1


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT



March 6, 2006




Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the use of our report dated November 30, 2005, relating to the company's consolidated financial statements for Fresh Ideas Media, Inc. as of November 30, 2005 and for the period from February 18, 2005 (date of inception) to November 30, 2005, in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.


/s/ Miller and McCollom
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MILLER AND MCCOLLOM, CPAs
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033 USA